UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2010

VIASYSTEMS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15755 (Commission File Number)	75-2668620 (IRS Employer Identification No.)

101 South Hanley Road, Suite 400
St. Louis, Missouri (Address of Principal Executive Offices)	63105 (Zip Code)
(314) 727-2087
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-3.2
EX-3.3
EX-4.1
EX-4.2
EX-10.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On February 11, 2010, Viasystems Group, Inc. (“Viasystems”) entered into a new Stockholder Agreement, by and among Viasystems and VG Holdings, LLC (the “Fund Entity”), an entity formed by affiliates of Hicks, Muse, Tate & Furst, Incorporated (“HMTF”), affiliates of GSC Recovery II, L.P. (“GSC”) and TCW Shared Opportunities Fund III, L.P. (“TCW” and together with HMTF and GSC, the “Funds”), that, as of the consummation of the Merger (defined below), holds approximately 77.8% of the common stock of Viasystems (the “Stockholder Agreement”). Under the terms of the Stockholder Agreement, the Fund Entity has the right, subject to certain reductions, to designate up to five directors to serve on the board of directors of Viasystems. In addition, subject to certain exceptions, the Fund Entity agreed not to sell any of the Viasystems common stock held by the Fund Entity for 180 days after the closing of the merger of Maple Acquisition Corp., a wholly owned subsidiary of Viasystems (“Merger Sub”), with and into Merix Corporation (“Merix”), with Merix continuing as the surviving corporation (the “Merger”), as more fully described in Item 2.01 below. In addition, the Stockholder Agreement provides the Fund Entity with certain registration rights related to its shares of Viasystems common stock, including demand, piggy-back and Form S-3 registration rights. A copy of the Stockholder Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.
     The information set forth under Item 2.03 is hereby incorporated by reference into this Item 1.01.
Item 1.02. Termination of a Material Definitive Agreement.
     On February 11, 2010, Viasystems terminated its Stockholders Agreement, dated January 31, 2003, between Viasystems, certain of the Funds and the other signatories thereto, as amended, and entered into the Stockholder Agreement, as described in Item 1.01 above.
     In addition, on February 11, 2010, Viasystems terminated its monitoring and oversight agreement between it, Hicks, Muse & Co. Partners L.P., an affiliate of HMTF, and certain other parties thereto and paid a cash termination fee to Hicks, Muse & Co. Partners L.P. in the amount of $5,620,540.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     As announced in a press release on February 16, 2010, Viasystems completed its acquisition of Merix. Pursuant to the Agreement and Plan of Merger, dated as of October 6, 2009 (the “Merger Agreement”), by and among Viasystems, Merger Sub and Merix, Merix became a wholly owned subsidiary of Viasystems.
     Under the terms of the Merger Agreement, each issued and outstanding share of Merix common stock was converted into the right to receive approximately 0.11 shares of Viasystems common stock, and with respect to any resulting fractional shares, approximately $21.61 multiplied by the fractional share interest to which such holder is otherwise entitled. Viasystems issued approximately 2.5 million shares to former Merix shareholders, giving them an ownership of approximately 12.5% of the outstanding stock of Viasystems.
     In connection with the Merger, on February 16, 2010, Viasystems issued 1,398,251 shares of its common stock, par value $0.01 per share, and paid cash consideration of $34,278,370 to the holders (the “Noteholders”) of $68,590,000 principal amount of the 4% Convertible Senior Subordinated Notes due 2013 (the “Merix Notes”), in exchange for the Merix Notes held by such Noteholders.
     The proxy statement/prospectus mailed to the security holders of Merix, forming a part of Viasystems’ Registration Statement on Form S-4 (Registration Number 333-163040) filed with the Securities and Exchange Commission on November 10, 2009, as amended on December 17, 2009 and December 29, 2009, provides certain information about the Merger, Viasystems, Merger Sub and Merix.
     The Merger Agreement and the press release dated February 16, 2010 are filed as Exhibits 2.1 and 99.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     In connection with the Merger, Viasystems entered into a First Supplemental Indenture, dated as of February 16, 2010 (the “Supplemental Indenture”) with Merix and U.S. Bank National Association (“U.S. Bank”), as required under the terms of an Indenture, dated as of May 16, 2006 (the “Indenture”), between Merix and U.S. Bank, as trustee, pursuant to which Merix issued the Merix Notes. Under the terms of the Supplemental Indenture, Viasystems guaranteed all of the obligations of Merix under the Merix Notes and the Indenture. A copy of the Supplemental Indenture is attached hereto as Exhibit 4.2 and is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
     The information set forth under Item 1.02 and Item 5.03 is hereby incorporated by reference into this Item 3.03.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 16, 2010 in connection with the consummation of the Merger, the board of directors of Viasystems (the “Board”) accepted the resignation of Diane H. Gulyas from the Board. At the same time, the Board also increased the size of the Board from ten to twelve members and elected William C. McCormick (“Mr. McCormick”), Michael D. Burger (“Mr. Burger”) and Kirby A. Dyess (“Ms. Dyess”) as members of the Board, effective February 16, 2010. Mr. McCormick, Mr. Burger and Ms. Dyess were elected as directors pursuant to the Merger Agreement, which required that three members of Merix’ board of directors be named to the Board as of the closing of the Merger. Mr. McCormick will serve on the Audit Committee of the Board and the Nominating and Corporate Governance Committee of the Board. Mr. Burger will serve on the Nominating and Corporate Governance Committee of the Board. Ms. Dyess will serve on the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board.
     The following is the biographical information regarding the new directors of Viasystems:
     Mr. McCormick, age 76, served as a director of Merix from 1997 and as Chairman of the board of directors of Merix from 2007 until the closing of the Merger. Mr. McCormick currently serves on the advisory committees of Aquitas Capital Management and Riverlake Partners LLC, which are buyout and capital management firms of small-to-medium-sized manufacturing companies. Mr. McCormick served as Chairman of Precision Castparts Corporation from October 1994 until his retirement in August 2003 and as Chief Executive Officer from August 1991 until retiring from that position in August 2002. Mr. McCormick is President of the William C. & Jani E. McCormick Foundation. Mr. McCormick is the Chairman of EnergyConnect Group Inc. (formerly Microfield Group, Inc.), Vice Chairman of TECT Aerospace and President of Homestead Capital. Mr. McCormick serves as a director on the boards of directors of Albertina Kerr Foundation, SP Industries, Inc. and Premium Wire Components.
     Mr. Burger, age 51, served as director, President and Chief Executive Officer of Merix from April 2007 until the closing of the Merger. From November 2004 until joining Merix, Mr. Burger served as Director and President of the Components Business of Flextronics Corporation, a leading provider of advanced design and electronics manufacturing services to original equipment manufacturers. Prior to Flextronics, from 1999 to November 2004, Mr. Burger was employed by ZiLOG, Inc., a supplier of devices for embedded control and communications applications. From May 2002 until November 2004, Mr. Burger served as ZiLOG’s President and a member of its board of directors.
     Ms. Dyess, age 63, served as a director of Merix from 2002 until the closing of the Merger. Ms. Dyess is a principal in her own early stage investment firm, Austin Capital Management LLC. Ms. Dyess served as Vice President of Intel Corporation and Director of Operations for Intel Capital from April 2001 until her retirement in December 2002. Ms. Dyess served as Vice President and Director of New Business Development of Intel Corporation from January 1997 to April 2001 and was Corporate Vice President and Director of Human Resources worldwide from 1993 to 1996. Ms. Dyess also serves on the board of directors of publicly traded companies Portland General Electric and Itron, Inc., as well as privately held companies Prolifiq Software, Inc. and Compli, Inc.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 11, 2010, Viasystems filed a Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware in order to effectuate a recapitalization pursuant to which (i) a reverse stock split was effected pursuant to which each outstanding share of

Viasystems common stock was converted into 0.083647 of a share of newly issued common stock, (ii) each outstanding share of Viasystems Class A Junior Preferred Stock was reclassified as, and converted into, 8.478683 shares of newly issued common stock and (iii) each outstanding share of Viasystems Class B Senior Convertible Preferred Stock was reclassified as, and converted into, 1.416566 shares of newly issued common stock.
     On February 12, 2010, Viasystems filed a Third Amended and Restated Certificate of Incorporation (the “Amended Certificate”) with the Secretary of State of the State of Delaware.
     On February 16, 2010, Viasystems adopted the Second Amended and Restated Bylaws (the “Amended Bylaws”), which were duly approved by the Board on October 6, 2009.
     The Certificate of Amendment, the Amended Certificate and the Amended Bylaws are filed as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
     Viasystems intends to file by amendment to this Current Report on Form 8-K the required historical financial information no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
     Viasystems intends to file by amendment to this Current Report on Form 8-K the required pro forma financial information no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 6, 2009, by and among Viasystems Group, Inc., Maple Acquisition Corp. and Merix Corporation (incorporated by reference to Registration Statement No. 333-163040 on Form S-4 of Viasystems Group, Inc. filed on November 12, 2009)

3.1	Certificate of Amendment of Second Amended and Restated Certificate of

Exhibit
Number	Description of Exhibit

Incorporation of Viasystems Group, Inc. (filed herewith)

3.2	Third Amended and Restated Certificate of Incorporation of Viasystems Group, Inc. (filed herewith)

3.3	Second Amended and Restated Bylaws of Viasystems Group, Inc. (filed herewith)

4.1	Specimen Common Stock Certificate (filed herewith)

4.2	First Supplemental Indenture, dated as of February 16, 2010 among Viasystems Group, Inc., Merix Corporation and U.S. Bank National Association, as trustee (filed herewith)

10.1	Stockholder Agreement, dated as of February 11, 2010, by and between Viasystems Group, Inc. and VG Holdings, LLC (filed herewith)

99.1	Press Release of Viasystems Group, Inc., dated February 16, 2010 (filed herewith)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYSTEMS GROUP, INC.
Date: February 17, 2010	By:	/s/ Gerald G. Sax
		Name:	Gerald G. Sax
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of October 6, 2009, by and among Viasystems Group, Inc., Maple Acquisition Corp. and Merix Corporation (incorporated by reference to Registration Statement No. 333-163040 on Form S-4 of Viasystems Group, Inc. filed on November 12, 2009)

3.1	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Viasystems Group, Inc. (filed herewith)

3.2	Third Amended and Restated Certificate of Incorporation of Viasystems Group, Inc. (filed herewith)

3.3	Second Amended and Restated Bylaws of Viasystems Group, Inc. (filed herewith)

4.1	Specimen Common Stock Certificate (filed herewith)

4.2	First Supplemental Indenture, dated as of February 16, 2010 among Viasystems Group, Inc., Merix Corporation and U.S. Bank National Association, as trustee (filed herewith)

10.1	Stockholder Agreement, dated as of February 11, 2010, by and between Viasystems Group, Inc. and VG Holdings, LLC (filed herewith)

99.1	Press Release of Viasystems Group, Inc., dated February 16, 2010 (filed herewith)